Exhibit 99.1
Federated Hermes, Inc. reports third quarter 2020 earnings; board declares cash dividend per share of $1.27, including $0.27 quarterly and $1.00 special dividend
•Q3 2020 earnings per diluted share of $0.85 compared to $0.72 for Q3 2019
•Equity assets at $80 billion; fixed-income assets reach a record $80 billion
(PITTSBURGH, Pa., Oct. 29, 2020) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.85 for Q3 2020, compared to $0.72 for the same quarter last year, on net income of $85.8 million for Q3 2020, compared to $73.0 million for Q3 2019. Federated Hermes reported YTD 2020 earnings per diluted share of $2.29, compared to $1.88 for the same period in 2019, on YTD 2020 net income of $231.2 million, compared to $190.2 million for the same period in 2019.
Federated Hermes' total managed assets were $614.8 billion at Sept. 30, 2020, up $87.6 billion or 17% from $527.2 billion at Sept. 30, 2019 and down $14.0 billion or 2% from $628.8 billion at June 30, 2020. Total average managed assets for Q3 2020 were $628.1 billion, up $110.1 billion or 21% from $518.0 billion reported for Q3 2019 and down $8.8 billion or 1% from $636.9 billion reported for Q2 2020.
"In the third quarter, investors and advisors continued to show strong interest in a range of our actively managed strategies through market volatility and the Covid-19 pandemic," said J. Christopher Donahue, president and chief executive officer. "Federated Hermes' equity assets were at $80 billion, with strong investment performance from our international dividend strategy and both an emerging market equity and an international growth equity fund, which were added to our product mix in the last year and are managed by the Cleveland-based international equity team. We saw net sales in a variety of equity styles, including growth, ESG and impact funds.
"We reached record fixed-income assets under management of $80 billion at the end of the third quarter," said Donahue. "Our Total Return Bond Fund and Short-Intermediate Total Return Bond Fund outperformed a majority of their peers during the pandemic. Both funds, which seek to capture opportunities and manage risk through various rate environments, were among our funds with the strongest net sales, along with a range of short-duration and high-yield strategies."
Federated Hermes’ board of directors declared a dividend of $1.27 per share. The dividend, which will be paid from Federated Hermes’ existing cash balance, is considered an ordinary dividend for tax purposes and consists of a $0.27 quarterly dividend and a $1.00 special dividend. The dividend is payable on Nov. 13, 2020 to shareholders of record as of Nov. 6, 2020. During Q3 2020, Federated Hermes purchased 866,900 shares of Federated Hermes class B common stock for $20.0 million.
"The special dividend reinforces Federated Hermes' continued commitment to delivering shareholder value," said Thomas R. Donahue, chief financial officer. "The November dividend payment marks our fifth special-dividend, totaling $7.53 per share, in the last dozen years."
Equity assets were $80.4 billion at Sept. 30, 2020, down $0.4 billion from $80.8 billion at Sept. 30, 2019 and up $3.5 billion or 5% from $76.9 billion at June 30, 2020. Top-selling equity funds during Q3 2020 on a net basis were Federated Hermes

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes Reports Q3 2020 Earnings	Page 2 of 13
Kaufmann Small Cap Fund, Federated Hermes SDG Engagement Equity Fund (UCITS), Federated Hermes Global Equity ESG Fund, Federated Hermes Impact Opportunities Equity Fund and the Federated Hermes International Small-Mid Company Fund.
Fixed-income assets were a record $79.5 billion at Sept. 30, 2020, up $13.7 billion or 21% from $65.8 billion at Sept. 30, 2019 and up $6.4 billion or 9% from $73.1 billion at June 30, 2020. Top-selling fixed-income funds during Q3 2020 on a net basis were Federated Hermes Short-Intermediate Total Return Bond Fund, Federated Hermes Ultrashort Bond Fund, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Total Return Bond Fund and Federated Hermes Institutional High Yield Bond Fund.
Money market assets were $433.0 billion at Sept. 30, 2020, up $73.7 billion or 21% from $359.3 billion at Sept. 30, 2019 and down $24.6 billion or 5% from $457.6 billion at June 30, 2020. Money market fund assets were $325.9 billion at Sept. 30, 2020, up $64.7 billion or 25% from $261.2 billion at Sept. 30, 2019 and down $18.9 billion or 5% from $344.8 billion at June 30, 2020.
Financial Summary
Q3 2020 vs. Q3 2019
Revenue increased $24.1 million or 7% percent primarily due to higher average money market and fixed-income assets and as a result of revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020. These increases in revenue were partially offset by voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). See "Impact of voluntary yield-related fee waivers."
During Q3 2020, Federated Hermes derived 60 percent of its revenue from long-term assets (38 percent from equity assets, 14 percent from fixed-income assets and 8 percent from alternative/private markets and multi-asset), 39 percent from money market assets, and 1 percent from sources other than managed assets.
Operating expenses were flat, with increases in compensation being offset by decreased distribution expenses primarily resulting from voluntary yield-related fee waivers on certain money market fund assets.
Nonoperating income (expenses) decreased a net $1.2 million or 17% due to the net operating impact from the previously nonconsolidated entity no longer being recorded as nonoperating income, offset partially by increased investment gains.
Q3 2020 vs. Q2 2020
Revenue increased $3.7 million or 1% primarily due to higher average equity and fixed-income assets. These increases were partially offset by an increase in voluntary yield-related fee waivers and lower average money market assets.
Operating expenses decreased $12.4 million or 5% primarily due to decreased distribution expenses resulting from higher voluntary yield-related fee waivers on certain money market fund assets.
Nonoperating income (expenses) decreased a net $7.8 million or 56% primarily due to the Q3 2020 increase in the market value of investments being less than the Q2 2020 market value increase following the significant recovery from the Q1 2020 coronavirus impact to markets.

Federated Hermes Reports Q3 2020 Earnings	Page 3 of 13
YTD 2020 vs. YTD 2019
Revenue increased $115.5 million or 12% primarily due to higher average money market assets, revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020 and higher average fixed-income assets. These increases were partially offset by voluntary yield-related fee waivers.
For the first nine months of 2020, Federated Hermes derived 57% percent of its revenue from long-term assets (37 percent from equity assets, 13 percent from fixed-income assets and 7 percent from alternative/private markets and multi-asset), 42 percent from money market assets, and 1 percent from sources other than managed assets.
Operating expenses increased $57.2 million or 8% primarily due to increased incentive compensation, an increase in distribution expenses associated with higher average money market fund assets and an increase due to a previously nonconsolidated entity being recorded in expenses beginning March 2020. These increases were partially offset by voluntary yield-related fee waivers.
Nonoperating income (expenses) increased a net $4.8 million or 56% primarily due to a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Impact of voluntary yield-related fee waivers
During the three and nine months ended Sept. 30, 2020, voluntary yield-related fee waivers totaled $36.8 million and $56.9 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $33.0 million and
$51.0 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $3.8 million and $5.9 million for the three and nine months ended Sept. 30, 2020, respectively.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Oct. 30, 2020. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 30, 2020. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 38009. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $614.8 billion in assets under management as of Sept. 30, 2020. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ more than 1,900 employees include those in London, New York, Boston and several other offices worldwide. For more information, visit FederatedHermes.com.

Federated Hermes Reports Q3 2020 Earnings	Page 4 of 13
Federated Hermes ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 10% of fixed-income fund managers1. Federated Hermes also ranks as the 5th-largest manager of model-delivered SMAs2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), Sept. 30, 2020. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q2 2020.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows and mix, fee waivers, and the coronavirus and efforts to combat it, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Hermes Reports Q3 2020 Earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2019 to Q3 2020	Quarter Ended	% Change Q2 2020 to Q3 2020
	Sept. 30, 2020	Sept. 30, 2019		June 30, 2020
Revenue
Investment advisory fees, net	$260,089	$232,106	12%	$245,126	6%
Administrative service fees, net—affiliates	83,028	64,216	29	83,733	(1)
Other service fees, net	21,338	44,018	(52)	31,853	(33)
Total Revenue	364,455	340,340	7	360,712	1

Operating Expenses
Compensation and related	126,186	112,247	12	123,583	2
Distribution	73,726	88,082	(16)	89,038	(17)
Systems and communications	16,193	13,353	21	15,091	7
Professional service fees	14,006	10,678	31	13,888	1
Office and occupancy	10,578	10,855	(3)	10,190	4
Advertising and promotional	2,921	4,102	(29)	3,065	(5)
Travel and related	542	4,158	(87)	325	67
Other	6,922	7,558	(8)	8,281	(16)
Total Operating Expenses	251,074	251,033	0	263,461	(5)
Operating Income	113,381	89,307	27	97,251	17

Nonoperating Income (Expenses)
Investment income (loss), net	6,622	444	NM	14,841	55
Debt expense	(494)	(1,239)	(60)	(785)	(37)
Other, net	103	8,264	(99)	(24)	NM
Total Nonoperating Income (Expenses), net	6,231	7,469	(17)	14,032	(56)
Income before income taxes	119,612	96,776	24	111,283	7
Income tax provision	32,928	23,191	42	26,482	24
Net income including the noncontrolling interests in subsidiaries	86,684	73,585	18	84,801	2
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	862	623	38	3,605	(76)
Net Income	$85,822	$72,962	18%	$81,196	6%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.86	$0.72	19%	$0.81	6%
Diluted	$0.85	$0.72	18%	$0.80	6%
Weighted-Average Shares Outstanding
Basic and Diluted	96,039	97,306		96,800
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.4 million, $2.8 million and $3.2 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2020, Sept. 30, 2019 and June 30, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes Reports Q3 2020 Earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2020	Sept. 30, 2019	% Change
Revenue
Investment advisory fees, net	$745,875	$663,974	12%
Administrative service fees, net—affiliates	238,960	176,319	36
Other service fees, net	99,515	128,576	(23)
Total Revenue	1,084,350	968,869	12

Operating Expenses
Compensation and related	365,104	330,712	10
Distribution	258,925	247,713	5
Systems and communications	46,179	38,258	21
Professional service fees	41,162	31,445	31
Office and occupancy	32,539	33,283	(2)
Advertising and promotional	10,981	12,989	(15)
Travel and related	4,026	12,465	(68)
Other	22,058	16,868	31
Total Operating Expenses	780,974	723,733	8
Operating Income	303,376	245,136	24

Nonoperating Income (Expenses)
Investment income (loss), net	7,011	4,679	50
Debt expense	(2,211)	(3,971)	(44)
Other, net	8,426	7,756	9
Total Nonoperating Income (Expenses), net	13,226	8,464	56
Income before income taxes	316,602	253,600	25
Income tax provision	81,852	61,564	33
Net income including the noncontrolling interests in subsidiaries	234,750	192,036	22
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	3,554	1,804	97
Net Income	$231,196	$190,232	22%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$2.30	$1.88	22%
Diluted	$2.29	$1.88	22%
Weighted-Average Shares Outstanding
Basic and Diluted	96,726	97,211
Dividends Declared Per Share	$0.81	$0.81
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $8.9 million and $7.3 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2020 and Sept. 30, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2020	Dec. 31, 2019
Assets
Cash and other investments	$437,159	$340,635
Other current assets	132,255	120,649
Intangible assets, net, including goodwill	1,257,553	1,220,762
Other long-term assets	176,759	198,085
Total Assets	$2,003,726	$1,880,131

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$234,379	$230,713
Long-term debt	90,000	100,000
Other long-term liabilities	313,470	296,052
Redeemable noncontrolling interests	214,301	212,086
Equity excluding treasury stock	1,469,674	1,322,312
Treasury stock	(318,098)	(281,032)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,003,726	$1,880,131

Federated Hermes Reports Q3 2020 Earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Equity
Beginning assets	$76,859	$68,239	$81,999	$89,011	$72,497
Sales[1]	4,186	4,579	5,182	14,845	15,130
Redemptions[1]	(5,552)	(7,280)	(6,384)	(20,674)	(16,714)
Net sales (redemptions)[1]	(1,366)	(2,701)	(1,202)	(5,829)	(1,584)
Net exchanges	31	(56)	(11)	(62)	193
Acquisitions/(dispositions)	0	0	0	(71)	0
Impact of foreign exchange[2]	578	439	(577)	249	(695)
Market gains and (losses)[3]	4,303	10,938	541	(2,893)	10,339
Ending assets	$80,405	$76,859	$80,750	$80,405	$80,750

Fixed Income[5]
Beginning assets	$73,143	$64,715	$65,052	$69,023	$63,158
Sales[1]	9,859	10,691	4,805	28,237	15,414
Redemptions[1]	(4,897)	(5,407)	(5,418)	(20,092)	(16,940)
Net sales (redemptions)[1]	4,962	5,284	(613)	8,145	(1,526)
Net exchanges	(36)	146	10	(5)	(214)
Acquisitions/(dispositions)	0	0	0	(1)	0
Impact of foreign exchange[2]	135	29	(107)	9	(124)
Market gains and (losses)[3]	1,342	2,969	1,482	2,375	4,530
Ending assets	$79,546	$73,143	$65,824	$79,546	$65,824

Alternative/Private Markets[4]
Beginning assets	$17,485	$18,061	$17,917	$18,102	$18,318
Sales[1]	586	792	384	2,266	1,017
Redemptions[1]	(411)	(961)	(813)	(1,954)	(1,973)
Net sales (redemptions)[1]	175	(169)	(429)	312	(956)
Net exchanges	0	(3)	(61)	(1)	(64)
Acquisitions/(dispositions)	0	0	0	452	0
Impact of foreign exchange[2]	708	(33)	(560)	(446)	(608)
Market gains and (losses)[3]	(222)	(371)	289	(273)	466
Ending assets	$18,146	$17,485	$17,156	$18,146	$17,156

Multi-asset
Beginning assets	$3,705	$3,494	$4,213	$4,199	$4,093
Sales[1]	45	48	65	191	247
Redemptions[1]	(155)	(168)	(218)	(558)	(687)
Net sales (redemptions)[1]	(110)	(120)	(153)	(367)	(440)
Net exchanges	(4)	(5)	57	(23)	59
Impact of foreign exchange[2]	1	0	0	1	0
Market gains and (losses)[3]	145	336	23	(73)	428
Ending assets	$3,737	$3,705	$4,140	$3,737	$4,140

Total Long-term Assets[4,5]
Beginning assets	$171,192	$154,509	$169,181	$180,335	$158,066
Sales[1]	14,676	16,110	10,436	45,539	31,808
Redemptions[1]	(11,015)	(13,816)	(12,833)	(43,278)	(36,314)
Net sales (redemptions)[1]	3,661	2,294	(2,397)	2,261	(4,506)
Net exchanges	(9)	82	(5)	(91)	(26)
Acquisitions/(dispositions)	0	0	0	380	0
Impact of foreign exchange[2]	1,422	435	(1,244)	(187)	(1,427)
Market gains and (losses)[3]	5,568	13,872	2,335	(864)	15,763
Ending assets	$181,834	$171,192	$167,870	$181,834	$167,870
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) The balance at September 30, 2019 includes $8.0 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.
5) For one fixed income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and are not impacted. Corrections for the quarter ended March 31, 2020, resulted in increasing redemptions, and thereby reducing net sales, by $390 million and increasing market gains by the same amount. Corrections for the quarter ended June 30, 2020, resulted in decreasing sales, and thereby reducing net sales, by $1.1 billion and increasing market gains by the same amount.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$43,723	$33,136	$46,046	$27,097	$11,037	$6,448	$3,516	$189	$104,322	$66,870
Sales	2,937	1,249	7,183	2,676	471	115	44	1	10,635	4,041
Redemptions	(3,299)	(2,253)	(4,497)	(400)	(386)	(25)	(146)	(9)	(8,328)	(2,687)
Net sales (redemptions)	(362)	(1,004)	2,686	2,276	85	90	(102)	(8)	2,307	1,354
Net exchanges	31	0	(36)	0	0	0	(4)	0	(9)	0
Impact of foreign exchange[2]	306	272	105	30	440	268	0	1	851	571
Market gains and (losses)[3]	2,395	1,908	978	364	(169)	(53)	136	9	3,340	2,228
Ending assets	$46,093	$34,312	$49,779	$29,767	$11,393	$6,753	$3,546	$191	$110,811	$71,023

	Nine Months Ended
	Sept. 30, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1,4]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1,4]
Beginning assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611
Sales	10,423	4,422	21,811	6,426	1,799	467	164	27	34,197	11,342
Redemptions	(12,431)	(8,243)	(17,474)	(2,618)	(1,511)	(443)	(538)	(20)	(31,954)	(11,324)
Net sales (redemptions)	(2,008)	(3,821)	4,337	3,808	288	24	(374)	7	2,243	18
Net exchanges	(56)	(6)	(5)	0	(1)	0	(23)	0	(85)	(6)
Acquisition-related	0	(71)	0	(1)	0	452	0	0	0	380
Impact of foreign exchange[2]	61	188	(23)	32	(258)	(188)	0	1	(220)	33
Market gains and (losses)3	(16)	(2,877)	1,247	1,128	(25)	(248)	(57)	(16)	1,149	(2,013)
Ending assets	$46,093	$34,312	$49,779	$29,767	$11,393	$6,753	$3,546	$191	$110,811	$71,023
1)    Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4)    For one fixed income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and are not impacted. Corrections for the quarter ended March 31, 2020, resulted in increasing redemptions, and thereby reducing net sales, by $390 million and increasing market gains by the same amount. Corrections for the quarter ended June 30, 2020, resulted in decreasing sales, and thereby reducing net sales, by $1.1 billion and increasing market gains by the same amount.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Total Fund Assets[1]
Beginning assets	$104,322	$92,251	$100,946	$107,724	$92,359
Sales	10,635	12,201	6,900	34,197	22,324
Redemptions	(8,328)	(10,022)	(7,986)	(31,954)	(23,357)
Net sales (redemptions)	2,307	2,179	(1,086)	2,243	(1,033)
Net exchanges	(9)	82	0	(85)	4
Impact of foreign exchange[2]	851	93	(725)	(220)	(808)
Market gains and (losses)[3]	3,340	9,717	547	1,149	9,160
Ending assets	$110,811	$104,322	$99,682	$110,811	$99,682

Total Separate Account Assets[4,6]
Beginning assets	$66,870	$62,258	$68,235	$72,611	$65,707
Sales[5]	4,041	3,909	3,536	11,342	9,484
Redemptions[5]	(2,687)	(3,794)	(4,847)	(11,324)	(12,957)
Net sales (redemptions)[5]	1,354	115	(1,311)	18	(3,473)
Net exchanges	0	0	(5)	(6)	(30)
Acquisitions/(dispositions)	0	0	0	380	0
Impact of foreign exchange[2]	571	342	(519)	33	(619)
Market gains and (losses)[3]	2,228	4,155	1,788	(2,013)	6,603
Ending assets	$71,023	$66,870	$68,188	$71,023	$68,188

Total Long-term Assets[1,4,6]
Beginning assets	$171,192	$154,509	$169,181	$180,335	$158,066
Sales[5]	14,676	16,110	10,436	45,539	31,808
Redemptions[5]	(11,015)	(13,816)	(12,833)	(43,278)	(36,314)
Net sales (redemptions)[5]	3,661	2,294	(2,397)	2,261	(4,506)
Net exchanges	(9)	82	(5)	(91)	(26)
Acquisitions/(dispositions)	0	0	0	380	0
Impact of foreign exchange[2]	1,422	435	(1,244)	(187)	(1,427)
Market gains and (losses)[3]	5,568	13,872	2,335	(864)	15,763
Ending assets	$181,834	$171,192	$167,870	$181,834	$167,870
1)    The balance at Sept. 30, 2019 includes $8.0 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
5)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
6)    For one fixed income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and are not impacted. Corrections for the quarter ended March 31, 2020, resulted in increasing redemptions, and thereby reducing net sales, by $390 million and increasing market gains by the same amount. Corrections for the quarter ended June 30, 2020, resulted in decreasing sales, and thereby reducing net sales, by $1.1 billion and increasing market gains by the same amount.

Federated Hermes Reports Q3 2020 Earnings	Page 11 of 13

Unaudited Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
By Asset Class
Equity	$80,405	$76,859	$68,239	$89,011	$80,750
Fixed-income	79,546	73,143	64,715	69,023	65,824
Alternative / private markets[1]	18,146	17,485	18,061	18,102	17,156
Multi-asset	3,737	3,705	3,494	4,199	4,140
Total long-term assets	181,834	171,192	154,509	180,335	167,870
Money market	432,952	457,624	451,330	395,539	359,292
Total Managed Assets	$614,786	$628,816	$605,839	$575,874	$527,162

By Product Type
Funds:
Equity	$46,093	$43,723	$36,955	$48,112	$42,575
Fixed-income	49,779	46,046	40,601	44,223	42,329
Alternative / private markets[1]	11,393	11,037	11,365	11,389	10,826
Multi-asset	3,546	3,516	3,330	4,000	3,952
Total long-term assets	110,811	104,322	92,251	107,724	99,682
Money market	325,940	344,846	336,133	286,612	261,215
Total Fund Assets	$436,751	$449,168	$428,384	$394,336	$360,897
Separate Accounts:
Equity	$34,312	$33,136	$31,284	$40,899	$38,175
Fixed-income	29,767	27,097	24,114	24,800	23,495
Alternative / private markets	6,753	6,448	6,696	6,713	6,330
Multi-asset	191	189	164	199	188
Total long-term assets	71,023	66,870	62,258	72,611	68,188
Money market	107,012	112,778	115,197	108,927	98,077
Total Separate Account Assets	$178,035	$179,648	$177,455	$181,538	$166,265
Total Managed Assets	$614,786	$628,816	$605,839	$575,874	$527,162
1) Includes $8.2 billion and $8.0 billion at Dec. 31, 2019 and Sept. 30, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes Reports Q3 2020 Earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
By Asset Class
Equity	$80,403	$73,620	$82,767	$84,448	$82,027
Fixed-income	76,798	69,603	69,068	67,602	65,074
Alternative / private markets[1]	18,270	18,022	17,983	17,838	17,407
Multi-asset	3,786	3,630	4,006	4,149	4,167
Total long-term assets	179,257	164,875	173,824	174,037	168,675
Money market	448,795	471,984	406,365	376,029	349,313
Total Avg. Managed Assets	$628,052	$636,859	$580,189	$550,066	$517,988

By Product Type
Funds:
Equity	$46,020	$41,301	$44,996	$44,984	$43,077
Fixed-income	48,418	43,229	44,017	43,304	41,958
Alternative / private markets[1]	11,539	11,345	11,143	11,283	11,035
Multi-asset	3,590	3,453	3,814	3,956	3,978
Total long-term assets	109,567	99,328	103,970	103,527	100,048
Money market	338,814	356,736	290,641	274,116	249,846
Total Avg. Fund Assets	$448,381	$456,064	$394,611	$377,643	$349,894
Separate Accounts:
Equity	$34,383	$32,319	$37,771	$39,464	$38,950
Fixed-income	28,380	26,374	25,051	24,298	23,116
Alternative / private markets	6,731	6,677	6,840	6,555	6,372
Multi-asset	196	177	192	193	189
Total long-term assets	69,690	65,547	69,854	70,510	68,627
Money market	109,981	115,248	115,724	101,913	99,467
Total Avg. Separate Account Assets	$179,671	$180,795	$185,578	$172,423	$168,094
Total Avg. Managed Assets	$628,052	$636,859	$580,189	$550,066	$517,988
1) The average balance includes $8.3 billion and $8.1 billion for the quarters ended,Dec. 31, 2019 and Sept. 30, 2019, respectively, of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes Reports Q3 2020 Earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2020	Sept. 30, 2019
By Asset Class
Equity	$78,930	$80,133
Fixed-income	71,823	64,718
Alternative / private markets[1]	18,091	17,830
Multi-asset	3,808	4,206
Total long-term assets	172,652	166,887
Money market	442,381	328,664
Total Avg. Managed Assets	$615,033	$495,551

By Product Type
Funds:
Equity	$44,106	$41,955
Fixed-income	45,221	41,568
Alternative / private markets[1]	11,342	11,243
Multi-asset	3,619	4,018
Total long-term assets	104,288	98,784
Money market	328,730	227,130
Total Avg. Fund Assets	$433,018	$325,914
Separate Accounts:
Equity	$34,824	$38,178
Fixed-income	26,602	23,150
Alternative / private markets	6,749	6,587
Multi-asset	189	188
Total long-term assets	68,364	68,103
Money market	113,651	101,534
Total Avg. Separate Account Assets	$182,015	$169,637
Total Avg. Managed Assets	$615,033	$495,551
1) The average balance for the nine months ended Sept. 30, 2019 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.